UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2023

EVELO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Memorial Drive

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 577-0300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 14, 2023, Lord Ara Darzi, Chair of the board of directors (the “Board”) of Evelo Biosciences, Inc. (“Evelo” or the “Company”), notified the Company of his resignation from the Board and all associated committees, effective the same day. His resignation was not the result of a disagreement with the Company. Lord Darzi has agreed to serve as an advisor to the Company.

Also on April 14, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), the Board appointed Robert L. Rosiello as a director, as Chair of the Board and as Chair of the Governance Committee, effective upon the resignation of Lord Darzi. Mr. Rosiello was appointed as a Class II director on the Board, to serve until the Company’s annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Mr. Rosiello is an Executive Partner at Flagship Pioneering (“Flagship”), a company that conceives, creates, resources, and develops first-in-category bioplatform companies to transform human health and sustainability. He joined Flagship in 2018 and focuses on building capability to help originate, manage, and grow new Flagship companies. From September 1984 to June 2015, Mr. Rosiello worked at McKinsey & Company advising CEOs and boards of leading health care, technology, and consumer companies. He served as a senior partner for 18 years and was a member of McKinsey’s Senior Partner Review and Compensation Committees. From July 2015 to August 2016, Mr. Rosiello was both Executive Vice President and Chief Financial Officer at Valeant Pharmaceuticals, where he led the finance, human resources, and IT functions. He has served on the Board of Axcella Health, Inc. since October 2022. Mr. Rosiello received his B.A. in economics from the University of North Carolina, an M.Sc. in economics from the London School of Economics, and an M.B.A. from Harvard Business School.

Mr. Rosiello is eligible to participate in the Company’s Non-Employee Director Compensation Program (the “NEDCP”), which provides for, among other things: (i) an annual cash retainer of $40,000 and an initial equity award to purchase 40,000 shares of the Company’s common stock for service on the Board (the “Initial Equity Award”); (ii) an annual cash retainer of $35,000 for service as Chair of the Board; and (iii) an annual cash retainer of $8,000 for service as Chair of the Governance Committee. The Initial Equity Award has an exercise price equal to $0.17, the fair market value of a share of the Company’s common stock on the grant date, and will vest and become exercisable in thirty-six substantially equal monthly installments following the grant date, subject, to Mr. Rosiello’s continued service on the Board through each such vesting date.

Mr. Rosiello has entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: April 18, 2023	By:	/s/ Marella Thorell
Marella Thorell
Chief Financial Officer and Treasurer